UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

BIOSPECIFICS TECHNOLOGIES CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOSPECIFICS TECHNOLOGIES CORP.
35 Wilbur Street
Lynbrook, New York 11563
516-593-7000

August 14, 2008

Dear Stockholder:

On behalf of the Board of Directors of BioSpecifics Technologies Corp. (the “Company”), I invite you to attend our 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”).  We hope you can join us.  The 2008 Annual Meeting will be held:

At:	Thelen Reid Brown Raysman & Steiner LLP
875 Third Avenue, 10th Floor
Conference Room #1027
New York, New York 10022

On:	Tuesday, September 9, 2008

Time:	11:00 a.m., local time

The Notice of the 2008 Annual Meeting and the Proxy Statement accompany this letter.  Copies of our 2007 Annual Report on Form 10KSB together with quarterly reports on Form 10Q for the quarterly periods ended March 31, 2008 and June 30, 2008 (each including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission) are included with the Notice.

At the 2008 Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations.  You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities.  You will also have an opportunity to meet the directors of the Company.

As discussed in the enclosed Proxy Statement, the 2008 Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s auditors and consideration of any other business matters properly brought before the 2008 Annual Meeting.

We know that many of our stockholders will be unable to attend the 2008 Annual Meeting in person.  We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the 2008 Annual Meeting.  Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope.  You may revoke your proxy at any time prior to the time it is voted at the 2008 Annual Meeting.  Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in BioSpecifics Technologies Corp.  We look forward to seeing you at our 2008 Annual Meeting.

If you have any questions about the Proxy Statement, please contact me at (516) 593-7000.

Sincerely,

/s/ Thomas L. Wegman
Thomas L. Wegman
President

BIOSPECIFICS TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 9, 2008

To the Stockholders of BIOSPECIFICS TECHNOLOGIES CORP.:

Notice is hereby given that the 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) of BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), will be held on Tuesday, September 9, 2008, at 11:00 a.m., local time, at the offices of Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, 10th Floor, New York, New York 10022 for the following purposes:

1.	To elect two persons to the Board of Directors of the Company, each to serve as specified in the attached Proxy Statement or until such person resigns, is removed, or otherwise leaves office;

2.	To ratify the selection by the Audit Committee of Tabriztchi & Co., CPA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the 2008 Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on July 23, 2008 are entitled to this notice (this “Notice”) and to vote at the 2008 Annual Meeting and any adjournment.

A Proxy Statement describing the matters to be considered at the 2008 Annual Meeting is attached to this Notice. Copies of our 2007 Annual Report on Form 10KSB together with quarterly reports on Form 10Q for the quarters ended March 31, 2008 and June 30, 2008 (each including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission) accompany this Notice, but are not deemed to be part of the Proxy Statement.

It is important that your shares be represented at the meeting.  We urge you to review the attached Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by completing, signing and returning the accompanying proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.  If you attend the meeting, you may withdraw your proxy and vote your shares personally.

If you plan to attend the meeting, please mark the accompanying proxy card in the space provided and return it to us.  This will assist us with meeting preparations.  If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with evidence of your share ownership.  This will enable you to gain admission to the meeting.

By Order of the Board of Directors,

/s/ Thomas L. Wegman
Thomas L. Wegman
President
August 14, 2008

BIOSPECIFICS TECHNOLOGIES CORP.
35 Wilbur Street
Lynbrook, New York 11563

__________

PROXY STATEMENT
__________

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of BioSpecifics Technologies Corp., a Delaware corporation (the “Company,” “BioSpecifics” or “we”), for the 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”).  The 2008 Annual Meeting is to be held at 11:00 a.m., local time, on Tuesday, September 9, 2008, and at any adjournment or adjournments thereof, at the office of Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, 10th Floor, New York, New York, 10022.

The approximate date on which the Proxy Statement and proxy card are intended to be sent or given to stockholders is August 14, 2008.

The purposes of the 2008 Annual Meeting are to seek stockholder approval of two proposals: (i) electing two (2) directors to the board of directors of the Company (the “Board” or “Board of Directors”) and (ii) ratifying the appointment of the Company’s accountants for the fiscal year ending December 31, 2008.

Who May Vote

Only stockholders of record of our common stock, $0.001 par value (the “Common Stock”), as of the close of business on July 23, 2008 (the “Record Date”) are entitled to notice and to vote at the 2008 Annual Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the 2008 Annual Meeting will be available at the 2008 Annual Meeting, and will also be available for ten (10) days prior to the 2008 Annual Meeting, during office hours, at the executive offices of the Company at 35 Wilbur Street, Lynbrook, New York, 11563, by contacting the President of the Company.

The presence at the 2008 Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum.  Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the 2008 Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are not included for the purposes of determining whether a quorum of shares is present at the 2008 Annual Meeting.  A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 5,950,801 shares of Common Stock.  Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the 2008 Annual Meeting.  No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by completing and signing the proxy card and mailing it in the enclosed postage-paid envelope.

Complete instructions are included on the proxy card.  If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.  If your shares are registered in the name of a bank or a brokerage, you may be eligible to vote your shares electronically over the Internet or by telephone.  If your voting form does not reference Internet or telephone voting information, please complete and return the accompanying paper proxy card in the enclosed, self-addressed, postage paid envelope.

The shares represented by any proxy duly given will be voted at the 2008 Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, and FOR ratification of Tabriztchi & Co., CPA, P.C. as the Company’s independent registered public accounting firm. In addition, if other matters come before the 2008 Annual Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters.  Under Proposal 1 (Election of Directors), the two candidates for election as directors at the 2008 Annual Meeting are uncontested.  In uncontested elections, directors are elected by majority of the votes cast at the meeting.  Proposal 2 (Ratification of Independent Auditors) requires the vote of a majority of the shares present in person or by proxy at the 2008 Annual Meeting for approval.

Shares which withhold votes or abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter.  Accordingly, withheld votes, abstentions and “broker non-votes” will have no effect on the voting of matters (such as the election of directors, and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted.  Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the President at the address of our principal office set forth above in the Notice to this Proxy Statement or your attendance and voting in person at the 2008 Annual Meeting.  Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the 2008 Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2008 Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the 2008 Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

You are requested, regardless of the number of shares you own or your intention to attend the 2008 Annual Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, by phone through agents of the Company, or the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone.  The Company may utilize the services of a proxy solicitation Company to solicit proxies and the estimated cost for such services are not anticipated to exceed $16,000. The Company will also reimburse brokerage houses for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2007 Annual Report on Form 10KSB together with quarterly reports on Form 10Q for the quarters ended March 31, 2008 and June 30, 2008 (each including the financial statements and financial statement schedules, as filed with the SEC) (together referred to as the “2007 Annual Report and 2008 Quarterly Reports”) and Proxy Statement for the 2008 Annual Meeting will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder residing at such address.  A separate proxy card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the 2007 Annual Report and 2008 Quarterly Reports, this Proxy Statement, or any future annual reports or proxy statements, please contact Thomas L. Wegman, President, BioSpecifics Technologies Corp., 35 Wilbur Street, Lynbrook, New York 11563, telephone number (516) 593-7000, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors have any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board.

Directors and Executive Officers

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

THOMAS L. WEGMAN. Mr. Wegman, age 53, has served as an officer of the Company for more than 15 years. He is our current President and has served as our President since October 17, 2005. Prior to such appointment he served as the executive vice president of the Company. Effective in 1994, Mr. Wegman became a director on the Board of the Company and has served as such since that time. He has over 30 years of experience in the bio-pharmaceutical industry that encompasses managing company operations and drug development, licensing, and registration. From 1978 thru 1983, Mr. Wegman managed the production, marketing and foreign registration activities related to an avian vaccine business.  Mr. Wegman has been instrumental in licensing technologies from universities for use by the Company.  He is the author of a number of U.S. and foreign patents in the life sciences field.  Mr. Wegman received his B.A. from Boston University. Mr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman, who passed away on February 16, 2007. Mr. Wegman is the brother of Dr. Mark Wegman and the stepson of Toby Wegman, both of whom are currently directors of the Company.

HENRY MORGAN. Mr. Morgan, age 87, is currently a director on the Board and has served as a director of the Company since 1990, with the exception of a few interim months. He has been a practicing attorney for more than 50 years.  Prior to his work as an attorney, he was employed in the insurance industry as an auditor and agent.  His law practice is in the defense of corporations and individuals for claims asserted against them that allege professional errors and omissions, defective products, insurance coverage issues and employment related disputes.  Mr. Morgan is a member of the Essex County, New Jersey State and American Bar Associations, the International Association of Defense Counsel and the Defense Research Institute.  He received his B.A. and J.D. degrees from Rutgers, The State University of New Jersey.

DR. PAUL GITMAN. Dr. Gitman, age 67, is currently a director on the Board and has served as a director of the Company since 1990. He is board certified by the American Board of Internal Medicine and the American Board of Quality Assurance and Utilization Review.  Following 25 years in private medical practice he joined the fulltime faculty of Long Island Jewish Medical Center where he became Medical Director.  In 2007, Dr Gitman was promoted to Vice President of Medical Affairs for the North Shore Long Island Jewish Health system.  Dr. Gitman is currently an Associate Professor of Medicine at Albert Einstein College of Medicine as well as the Vice Chairman of the Medical Society of the State of New York’s Committee for Physician’s Health.  He has served on the New York State Board of Medicine for 10 years and on various New York State Committees and Task Forces.  He is past President of  both the New York Chapter of the American College of Physicians and  the Medical Society of the County of Queens.  Dr. Gitman received his medical degree from Boston University School of Medicine.

MICHAEL SCHAMROTH.  Mr. Schamroth, age 68, is currently a director on the Board and has served as a director of the Company since 2004. He has been a partner of M. Schamroth & Sons in New York City for the past 38 years.  As a principal in this fourth-generation international diamond house, Mr. Schamroth has extensive experience in dealing with all aspects of the trade, from manufacturing to sales. He has been a member of the Diamond Manufacturers and Importers Association since 1964, and has served on the Nominating and Building Committees of the Diamond Dealers Club.  In addition, Mr. Schamroth has served as a member of the Board of South Nassau Communities Hospital since 1976, the Board of the Winthrop-South Nassau University Health System since 1993 and the Board of Sound Bank of North Carolina since 2002.  He has been a member of the Miami University Business Advisory Board since 1984 and served as its Chairman from 1987-1988.  He received his B.S. in Business from Miami University, Oxford, Ohio.

TOBY WEGMAN.  Ms. Wegman, age 72, is currently a director on the Board and has served as a director of the Company since June 25, 2007.  Ms. Wegman is the widow of our former CEO and Chairman, Edwin H. Wegman. Ms. Wegman has had a range of business-related work experiences. For five years she owned and operated a women’s apparel business and prior to that managed a women’s retail clothing operation.  She has also been actively involved in the management of Edwin H. Wegman’s business interests and finances for many years.  Ms. Wegman is the step mother of Thomas L. Wegman and Dr. Mark Wegman, both of whom are currently directors of the Company and are nominated for re-election at the 2007 Annual Meeting.  Ms. Wegman is a member of the Lion of Judah, and a lifetime member of the National Council of Jewish Women.

DR. MARK WEGMAN.  Dr. Wegman, age 58, is currently a director on the Board and has served as a director of the Company since June 25, 2007. He joined International Business Machines (“IBM”) in 1975 where Dr. Wegman is currently Head of Computer Science with world wide responsibilities in IBM’s eight research laboratories.  Dr. Wegman is recognized for his significant contributions to computer algorithms and compiler optimization that have deeply influenced many areas of computer science and practice. This work was recognized by the Special Interest Group On Programming Languages in 2006 with its Programming Languages Achievement Award.  He recently was named as an IBM Fellow, which is IBM’s highest technical honor. Dr. Wegman is the author of over 30 publications in the field of Computer Science.  Dr. Wegman received his doctorate in Computer Science from the University of California at Berkeley.  Dr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman. Dr. Wegman is the brother of Thomas L. Wegman and the stepson of Toby Wegman, both of whom are currently directors of the Company and are nominated for re-election at the 2008 Annual Meeting.

EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid to our named executive officers for the two years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name And Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Thomas L. Wegman President, Principal Executive Officer and Principal Financial Officer (1)	2007	250,000	0	41,918	3,578 (3)	295,496
	2006	251,590	0	127,001	3,720 (3)	382,311
Edwin H. Wegman Former CEO and Chairman of the Board (4)	2007	31,250	0	0	220,959 (5)	252,209
	2006	401,422	0	63,540	16,898 (6)	481,860
Lawrence Dobroff Former Chief Financial Officer	2007	91,318 (7)	0	0	0
	2006	138,461	25,000	51,190	0	214,651

(1)	Thomas L. Wegman also serves as the President of the Company’s wholly-owned subsidiary, Advance Biofactures Corporation, for no additional compensation.

(2)
Amounts listed in this column reflect the compensation cost recognized for financial statement purposes during 2007 and 2006 for the stock awards held by the named executive officer calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model. The stock-based compensation expense recognized under SFAS No. 123(R) for the years ended December 31, 2007 and 2006 was determined using the Black-Scholes option valuation model. Option valuation models require the input of subjective assumptions and these assumptions can vary over time. The assumptions used were as follows: expected life of 5* years, risk free interest rate of 5%, volatility of 128% and zero dividend yield.

* Expected life used in Black-Scholes valuation model was 2 years for Edwin H. Wegman

(3)	Represents incremental cost of vehicles leased by the Company.

(4)	Upon his death on February 16, 2007, Edwin H. Wegman ceased to be the CEO and Chairman of the Board of the Company.

(5)
On February 20, 2007 at a special meeting of the Board, the Board, out of generosity and affection, approved the payment to Toby Wegman, the wife of Edwin H. Wegman, of $250,000 as a death benefit to recognize and honor Edwin H. Wegman’s past service to the Company.  This amount is equal to the salary that Edwin H. Wegman would have received for a one year period commencing on February 20, 2007, payable on the same semi-monthly basis. In 2007, the Company paid to Toby Wegman $218,750 of this amount. In addition, the Board approved the continuation of spousal health benefits for Toby Wegman for a one year period commencing February 20, 2007, at the Company’s expense, which benefits amounted to $2,209 during 2007.

(6)
This amount includes (i) $4,500, which represents the incremental cost of Company’s used 1997 Cadillac Sedan, the title of which was transferred to Edwin H. Wegman as additional compensation upon affirmation of approval by the non-employee members of the Board, (ii) $7,875, which represents compensation in 2006 for the value at the time of issuance of restricted stock to an individual who provided personal services to Edwin H. Wegman, (iii) $3,291 for personal legal services to Edwin H. Wegman which was paid by the Company and (iv) $1,175 for the incremental cost of vehicles leased by the Company.

(7)
On May 7, 2007, the Board terminated Lawrence Dobroff’s employment with the Company.  This amount includes (i) $49,318, which represents the base salary that Mr. Dobroff earned from January 1, 2007 through May 7, 2007 and (ii) $42,000, which represents the total value of his accrued vacation time from January 1, 2007 through May 7, 2007.

Narrative Disclosure to Summary Compensation Table

Thomas L. Wegman

On January 23, 2006, the Board awarded to Thomas L. Wegman options to purchase 100,000 shares of common stock at an exercise price of $1.00 per share (100% of the closing sales price of the common stock on the grant date), which vested on the grant date and expires ten years from the grant date.

On September 6, 2006, the Board awarded a bonus stock option award to Thomas L. Wegman in the form of options to purchase 25,000 shares of common stock in recognition of his valued efforts in connection with the consummation of the sale of the Company’s topical business to DFB Biotech, Inc. Each option vested on the grant date, has an exercise price of $0.83 per share (100% of the closing sales price of the common stock on the grant date), and expires ten years from the grant date.

On September 6, 2006, as an incentive for attaining certain goals for the Company, the non-employee members of the Board granted to Thomas L. Wegman incentive stock options to acquire 100,000 shares of common stock of the Company at an exercise price equal to $0.83 per share (equal to 100% of the closing sales price of the common stock on the grant date) and expiring ten years from the grant date. The options are to vest in two installments if the Company achieves certain objectives set by the Board, including the Company becoming current in its SEC filings.

On October 24, 2007, upon the Company becoming current in its SEC filings, 50,000 of the 100,000 options granted to Thomas L. Wegman on September 6, 2006, vested.  As of the date of this filing, the remaining 50,000 contingent options have not vested.

On August 5, 2008, the Board awarded contingent options to purchase 50,000 shares of common stock to Thomas L. Wegman at an exercise price of $21.00 per share (100% of the closing sales price of the common stock on the grant date), which shall vest upon the achievement by the Company of certain goals set by the Board.  As of the date of this Proxy Statement, none of the 50,000 contingent options have vested.

On August 5, 2008 the Board approved up to $3,000 of reimbursement in legal fees incurred by Thomas L. Wegman in connection with the negotiation of the Wegman Employment Agreement (defined below).

Edwin H. Wegman

On January 23, 2006, the Board awarded to Edwin H. Wegman options to purchase 100,000 shares of common stock at an exercise price of $1.10 per share (as a ten-percent stockholder of the Company, Edwin H. Wegman’s options have an exercise price equal to 110% of the closing sales price of the common stock on the date of grant and expire 5 years from the grant date).

On February 16, 2007, Edwin H. Wegman, our Chief Executive Officer and Chairman of the Board, passed away. On February 20, 2007, our Board appointed Thomas L. Wegman, our President and son of Edwin H. Wegman, to also act as our Principal Executive Officer. As of the date hereof, the Board has not appointed a new Chief Executive Officer or Chairman of the Board.

Following the death of Edwin H. Wegman on February 16, 2007, under the Company’s 2001 Employee Stock Option Plan, the Estate of Edwin H. Wegman was required to exercise all options held by the estate by midnight on August 16, 2007 because all options expire 6 months from the death of the option holder pursuant to the terms of the 2001 Employee Stock Option Plan. At the request of the Estate of Edwin H. Wegman, on July 30, 2007, the Board of Directors of the Company extended the expiration dates of the two options to their original expiration dates.

Lawrence Dobroff

On January 23, 2006, the Board awarded to Lawrence Dobroff options to purchase 25,000 shares of common stock at an exercise price of $1.00 per share (100% of the closing sales price of the common stock on the grant date), which fully vested on the grant date and expire ten years from the grant date.

On September 6, 2006, the Board awarded a bonus stock option award to Lawrence Dobroff in the form of options to purchase 15,000 shares of common stock, in recognition of his valued efforts in connection with the consummation of the sale of the Company’s topical business to DFB Biotech, Inc. Each option vested on the grant date, has an exercise price of $0.83 per share (100% of the closing sales price of the common stock on the grant date), and expires ten years from the grant date.

On September 6, 2006, the Board also authorized the payment to Lawrence Dobroff of a cash bonus award of $40,000 payable upon the achievement of certain objectives set by the Board. The cash bonus was never paid out because the objectives were not met during Mr. Dobroff’s employment with the Company.

In December 2004, Lawrence Dobroff was promoted to Chief Financial Officer (CFO) and on a monthly basis received a stock grant based upon a set dollar limit of $1,667 per month or $20,000 per year. This promotion in 2004 resulted in 19,413 shares being granted at various dates in 2006, 17,054 shares being granted at various dates in 2005 and 958 shares in 2004.  On December 4, 2006, the Board authorized the termination of the yearly grant of $20,000 worth of stock options to Mr. Dobroff.  Effective January 1, 2007, Mr. Dobroff received $20,000 in cash compensation in addition to his yearly salary in lieu of the stock options.

On May 7, 2007, the Company terminated the employment of Mr. Dobroff, effective May 7, 2007. Effective the same date, we appointed Thomas L. Wegman, our President and Principal Executive Officer to serve as our Principal Financial Officer for the purpose of making the certifications required by the Sarbanes-Oxley Act of 2002.

Company Agreements with Thomas L. Wegman

Change of Control Agreement

On June 18, 2007, the Company entered into a Change of Control Agreement with Thomas L. Wegman, who serves as a Director as well as the Company’s President (the “Wegman Change of Control Agreement”).  Pursuant to the terms of the Wegman Change of Control Agreement, in the event that Mr. Wegman’s employment with the Company is terminated by the Company without cause following a Change of Control or if Mr. Wegman terminates his employment with the Company for Good Reason following a Change of Control, each as described below, then (A) Mr. Wegman shall receive a payment by the Company equal to one-twelfth (1/12th) of his annual base salary at the time of such termination multiplied by twelve (12) months, to be payable in one lump sum not later than thirty (30) days after the date of termination of his employment with the Company; (B) until the anniversary of such date of termination, Mr. Wegman shall be entitled to participate in the Company’s medical, dental, and life insurance plans at no greater cost than the cost he was paying immediately prior to the Change in Control; (C) 100% of any options to purchase shares of common stock of the Company then held by Mr. Wegman, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination and (D) if, on the date immediately preceding the effective date of such termination, Mr. Wegman then holds shares of restricted stock, that were issued in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of common stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

Under the Wegman Change of Control Agreement, a “Change of Control” shall mean the occurrence of any one of the following:

·
the acquisition by any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934), other than the Company or its affiliates, from any party of an amount of the capital stock of the Company, so that such person holds or controls 40% or more of the Company’s capital stock; or

·
a merger or similar combination between the Company and another entity after which 40% or more of the voting stock of the surviving corporation is held by persons other than the Company or its affiliates; or

·	a merger or similar combination (other than with the Company) in which the Company is not the surviving corporation; or

·	the sale of all or substantially all of the Company’s assets or business.

Under the Wegman Change of Control Agreement, “Good Reason” shall mean any of the following involuntary circumstances:

·
assignment to Mr. Wegman of any duties inconsistent in any material respect with his position (including titles and reporting requirements), authority, duties or responsibilities as contemplated by the job description of his position, or any other action by the Company or its successor, which results in a diminution in such position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by Mr. Wegman;

·
a reduction in Mr. Wegman’s annual base salary (or an adverse change in the form or timing of the payment thereof), other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof

·
given by Mr. Wegman; or the elimination of or reduction of any benefit under any bonus, incentive or other employee benefit plan in effect on the day immediately preceding the Change in Control, without an economically equivalent replacement, if Mr. Wegman was a participant or member of such plan on the day immediately preceding the Change in Control;

·
the Company’s or its successor’s requiring Mr. Wegman (i) to be based at any office or location more than 25 miles away from the office or location where he was performing services immediately prior to the Change in Control, or (ii) to relocate his or her personal residence, or (iii) the Company’s requiring Mr. Wegman to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control.

A copy of the Wegman Change of Control Agreement was filed on Form 8-K with the SEC on June 22, 2007.  The foregoing descriptions of the Wegman Change of Control Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement.

Executive Employment Agreement

On August 5, 2008, the Company entered into an Executive Employment Agreement with Thomas L. Wegman (the “Wegman Employment Agreement”). Under the Wegman Employment Agreement, Mr. Wegman will serve as the President and Principal Executive Officer of the Company for a two year period commencing on August 5, 2008. Upon the expiration of the initial two year term, the Wegman Employment Agreement will run for successive one year terms until terminated by the Company or Mr. Wegman at the end of the then current term upon 90 days prior notice of the termination to the other party.  Mr. Wegman will earn a base compensation equal to $250,000 per year and will receive an automobile allowance of $350 per month, plus reimbursement of expenses incurred on the Company’s behalf. Mr. Wegman will also be eligible to receive stock options, restricted stock or other equity awards at the discretion of the Board or the Compensation Committee.

If the Company terminates Mr. Wegman’s employment without Cause (defined below) or Mr. Wegman resigns from his employment with the Company for Good Reason (defined below), then Mr. Wegman is entitled to: (i) a lump sum payment equal to (a) the average of Mr. Wegman’s annual base salary and bonuses paid by the Company to Mr. Wegman over the five (5) years prior to the time of such termination, multiplied by (b) three (3), payable not later than thirty (30) days after the date of termination; (ii) continuation of his participation in the Company’s benefit plans for eighteen (18) months following termination, at the highest level provided to Mr. Wegman during the period immediately prior to the termination and at no greater cost than the cost he was paying immediately prior to such termination; (iii) 100% of any options to purchase shares of common stock of the Company then held by Mr. Wegman, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination; and (iv) if, on the date immediately preceding the effective date of such termination, Mr. Wegman then holds shares of common stock of the Company that are subject to restrictions on transfer (“Restricted Stock”) issued to Mr. Wegman in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of common stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

If Mr. Wegman’s employment with the Company terminates voluntarily without Cause by Mr. Wegman, for Cause by the Company or due to Mr. Wegman’s death or disability, then Mr. Wegman is not entitled to any severance.  Mr. Wegman’s receipt of any severance will be subject to him signing and not revoking a customary release of claims. No severance will be paid or provided until the release becomes effective and any period to revoke the same has expired.  In addition, if Mr. Wegman engages in Specified Conduct (defined below) during the 12 month period following his termination (the “Severance Period”) or has breached any other agreement with the Company relating to nondisclosure of confidential information, in addition to other remedies available to the Company, the Company may seek disgorgement from Mr. Wegman of a sum equal to (A) the sum of all payments made by the Company to or on behalf of Mr. Wegman as severance, multiplied by (B) a fraction, the numerator of which is (1) the number of calendar months that comprise Mr. Wegman’s Severance Period, less (2) the number of calendar months elapsed from the date of Mr. Wegman’s termination of employment to the date of such breach or the first date Mr. Wegman engages in Specified Conduct, and the denominator of which is the number of calendar months that comprise Mr. Wegman’s Severance Period.

Under the Wegman Employment Agreement:

“Cause” means (i) a willful failure to carry out a proper directive of the Board, (ii) a willful act of gross misconduct that injures the Company, (iii) a material breach of the Agreement; (iv) a material breach of the Secrecy Agreement, (v) a willful material violation of federal or state laws which materially injures the Company, or (vi) a conviction or plea of guilty or no contest to a felony involving moral turpitude.

A termination by Mr. Wegman for “Good Reason,” means a termination within two (2) years or less following (i) a material reduction in his base salary; (ii) a material reduction in his authority, duties, or responsibilities; (iii) a material reduction in his superiors authority, duties, or responsibilities; (iv) a material reduction in the budget over which he has authority; (v) a material change in the geographic location where he must perform services; or (vi) a material breach by the Company of the Agreement.

“Specified Conduct” means (i) unauthorized disclosure of confidential information in violation of the Secrecy Agreement; (ii) engagement, directly or indirectly, in any business that is competitive with the businesses of Company at the time of Mr. Wegman’s termination (other than less than 5% ownership of a public company); (iii) Mr. Wegman’s hiring, directly or indirectly, any individual who was an employee or consultant of the Company within the six (6) month period prior to his termination of employment, or his soliciting or inducing, directly or indirectly, any such individual to terminate his or her employment or consultancy with the Company, unless such person was previously terminated by the Company; or (iv) his solicitation, directly or indirectly, of any individual who was partner, customer, or vendor of the Company within the six (6) month period prior to Mr. Wegman’s termination of employment, to terminate or otherwise limit or reduce his or her relationship with the Company.

A copy of the Wegman Employment Agreement was filed on Form 8-K with the SEC on August 8, 2008.  The foregoing descriptions of the Wegman Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas Wegman President	1,500(1)	0	0	4.38	1/14/2008
	1,800	0	0	4.25	10/12/2008
	2,500	0	0	4.00	12/30/2008
	20,000	0	0	3.00	7/12/2009
	50,000	0	0	1.875	10/28/2009
	20,000	0	0	1.00	12/26/2010
	50,000	0	0	1.00	4/18/2011
	45,000	0	0	1.00	9/29/2012
	100,000	0	0	1.00	1/22/2016
	50,000	50,000	50,000.83		9/5/2016
	25,000	0	0.83		9/5/2016
Edwin H. Wegman Former Chairman and CEO (2)	39,000	0	0	1.00	9/29/2012
	100,000	0	0	1.10	1/22/2011
Lawrence Dobroff Former CFO(3)	0	0	0	N/A	N/A

(1)	Thomas L. Wegman’s option to purchase 1,500 shares expired on January 14, 2008. Mr. Wegman did not receive any value for such expiration.

(2)
Upon his death on February 16, 2007, Edwin H. Wegman ceased to be the Chairman and CEO of the Company.  On February 1, 2008 Toby Wegman and Thomas L. Wegman, as co-executors of the estate of Edwin H. Wegman (the “Estate”), exercised the two options owned by the Estate and then sold the 139,000 shares.  Certain of the proceeds of this sale were used to repay a loan owed by the Estate to us.

(3)	On May 7, 2007, the Board terminated Lawrence Dobroff’s employment with the Company. Mr. Dobroff had no outstanding equity awards at year end.

Director Compensation (1)

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (4)	All Other Compensation ($)	Total ($)
Henry Morgan(2)	3,500	95,899	0	99,399
Dr. Paul Gitman(2)	3,500	95,899	0	99.399
Michael Schamroth(2)	1,500	95,899	0	97,399
Dr. Mark Wegman(3)	0	34,850	0	34,850
Toby Wegman(3)	0	34,850	0	34,850

(1)	Thomas L. Wegman serves as our President and received no additional compensation to serve on the Board as a director during 2007.

(2)
On March 2, 2007, the Board awarded options to purchase 24,000 shares of common stock to each independent director (Mr. Morgan, Dr. Gitman and Mr. Schamroth) at an exercise price of $4.00 per share (100% of the closing sales price of the common stock on the grant date), which vest over the course of one year and expire ten years from the grant date.

On September 6, 2007, the Board awarded options to purchase 15,000 shares of common stock to each independent director (Mr. Morgan, Dr. Gitman and Mr. Schamroth) at an exercise price of $5.15 per share (100% of the closing sales price of the common stock on the grant date), which vest over the course of one year and expire ten years from the grant date.

As of December 31, 2007, (i) Mr. Morgan had, in the aggregate, options to purchase 139,425 shares of Company common stock of which 1,250 have not yet vested (as of the date of this filing), (ii) Dr. Gitman had, in the aggregate, options to purchase 139,425 shares of Company common stock of which 1,250 have not yet vested (as of the date of this filing), (iii) Mr. Schamroth had, in the aggregate, options to purchase 64,000 shares of Company common stock, of which 1,250 have not yet vested (as of the date of this filing).

On June 10, 2008, the Board made a one time grant of options to purchase 15,000 shares of common stock to each independent director (Mr. Morgan, Dr. Gitman and Mr. Schamroth) at an exercise price of $13.60 per share (100% of the closing sales price of the common stock on the grant date), which vest over the course of one year and expire ten years from the grant date.  The options were granted in order to recognize the service of the independent directors on the Board on each of the Board’s three standing committees.

(3)
On June 25, 2007, the Board awarded options to purchase 15,000 shares of common stock to each of the then new directors (Dr. Mark Wegman and Toby Wegman) at an exercise price of $4.60 per share (100% of the closing sales price of the common stock on the grant date), which vest over the course of one year and expire ten years from the grant date.

As of December 31, 2007, (i) Dr. Mark Wegman had, in the aggregate, options to purchase 15,000 shares of Company common stock, which have all vested and (ii) Toby Wegman had, in the aggregate, options to purchase 15,000 shares of Company common stock, which have all vested.

On June 25, 2008, the Board awarded options to purchase 15,000 shares of common stock to each of Dr. Mark Wegman and Toby Wegman at an exercise price of $17.00 per share (100% of the closing sales price of the common stock on the grant date), which vest over the course of one year and expire ten years from the grant date.

(4)
Amounts listed in this column reflect the compensation cost recognized for financial statement purposes during 2007 and 2006 for the stock awards held by the named executive officer calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model. The stock-based compensation expense recognized under SFAS No. 123(R) for the years ended December 31, 2007 and 2006 was determined using the Black-Scholes option valuation model. Option valuation models require the input of subjective assumptions and these assumptions can vary over time. The following assumptions were used for stock options granted March 2, 2007 and June 25, 2007: expected life of 5 years, risk free interest rate of 5%, volatility of 128% and zero dividend yield. For stock options granted on September 6, 2007, the assumptions used were as follows: expected life, in years 5, risk free interest rate of 4.9%, volatility of 65% and zero dividend yield.

The amounts listed in this column exclude (i) a one-time grant on June 10, 2008 to each of the independent directors of 15,000 options, discussed in footnote (2) above and (ii) the annual grant of 15,000 options to Dr. Mark Wegman and Toby Wegman, discussed in footnote (3) above.

Narrative Disclosure to Director Compensation Table

On September 6, 2006, Thomas L. Wegman, as the sole disinterested director of the Board, approved the following compensation for each of the then non-employee members on the Board, Michael Schamroth, Dr. Paul Gitman and Henry Morgan: (a) a $10,000 yearly retainer payable in arrears in December of each year commencing in December 2007; (b) $1,500 for each meeting of the Board attended in person and $500 for each meeting of the Board attended telephonically, effective retroactively from January 1, 2006 and payable upon attendance of each meeting going forward; and (c) 15,000 non-qualified stock options per year, vesting 1/12 per month during the applicable year with a grant date for 2006 of September 6, 2006, an exercise price of $0.83 per share (equal to 100% of the closing sales price of the common stock on the grant date) and an expiration period of ten years from the grant date.  Prior to September 6, 2006, we had no specific policy for compensating non-employee directors and the non-employee directors had not received cash compensation since 2002 for serving on the Company’s Board or its Committees.

On March 2, 2007, in lieu of the $10,000 yearly retainer and Board meeting attendance fees described above, the Company granted to each of our then non-employee directors, Henry Morgan, Dr. Paul Gitman and Michael Schamroth, a one-time grant of options to purchase 24,000 shares of the Company.  The 24,000 options vest monthly with respect to 1/12 of the total number of shares until all of the shares underlying the options have vested.  The exercise price of the options is $4.00 per share (equal to 100% of the closing sales price of the common stock on the grant date) and the options expire ten years from the grant date.

In the first quarter of 2007, the Company paid $1,200 to Morgan Melhuish Abrutyn, a law firm in which Henry Morgan (director on the Board) is a named partner, for services rendered to the Company.

On June 25, 2007, the Board (i) elected Toby Wegman to serve as a director of the third class of the Board to fill the vacancy created by the death of Edwin H. Wegman, our former CEO, Chairman and director.  Toby Wegman is the widow of the late Edwin H. Wegman, (ii) approved an increase in the size of the Board from five to six directors by adding a second director to the third class of the Board and (iii) elected Dr. Mark Wegman to fill the vacancy created by such increase.  Dr. Mark Wegman is the son of the late Edwin H. Wegman, the brother to our President and director, Thomas L. Wegman, and a stepson of Toby Wegman. Additionally, on June 25, 2007, the Company granted to Toby Wegman and Dr. Mark Wegman a nonqualified stock option to purchase 15,000 shares of the Company’s common stock.  The options vest monthly with respect to 1/12 of the total number of shares, commencing on the date of grant, and on each successive anniversary date until all of the shares underlying the options have vested.  The options granted to Toby Wegman and Dr. Mark Wegman have an exercise price per share of $4.63 per share (equal to 100% of the closing sales price of the common stock on the grant date) and the options expire ten years from the grant date.

Current Director Compensation Arrangements

As of the date of this filing (and since March 2, 2007), our non-employee directors are compensated by an annual grant of options to purchase 15,000 shares of common stock, which vest 1/12 per month until fully vested.  The annual grant date for our independent directors, Henry Morgan, Dr. Paul Gitman and Michael Schamroth is September 6 and for Dr. Mark Wegman and Toby Wegman, the annual grant date is June 25.  The options are granted at a price equal to the fair market value of the stock on the date of grant and expire ten years from the date of grant.  Additionally, the Company reimburses all of our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and Committee meetings.

Change of Control Agreements for Independent Directors

On June 18, 2007, the Company entered into Change of Control Agreements with its directors, Dr. Paul Gitman, Henry Morgan, Michael Schamroth (each a “Director Change of Control Agreement”). Pursuant to the terms of the Director Change of Control Agreement, in the event that the director’s service on the Board of Directors of the Company is terminated pursuant to a transaction resulting in a Change of Control, as described below, then (A) 100% of any options to purchase shares of common stock of the Company then held by the Director, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination and (B) if, on the date immediately preceding the effective date of such termination, the Director then holds shares of common stock of the Company that are subject to restrictions on transfer (“Restricted Stock”) issued to the Director in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of common stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

Under the Director Change of Control Agreement, a “Change of Control” shall mean the occurrence of any one of the following:

·
the acquisition by any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934), other than the Company or its affiliates, from any party of an amount of the capital stock of the Company, so that such person holds or controls 40% or more of the Company’s capital stock; or

·
a merger or similar combination between the Company and another entity after which 40% or more of the voting stock of the surviving corporation is held by persons other than the Company or its affiliates; or

·	a merger or similar combination (other than with the Company) in which the Company is not the surviving corporation; or

·	the sale of all or substantially all of the Company’s assets or business.

A copy of the Director Change of Control Agreement entered into by each Director was filed on Form 8-K with the SEC on June 22, 2007.  The foregoing descriptions of the Director Change of Control Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our common stock beneficially owned as of the close of business on the Record Date, July 23, 2008, by (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each executive officer, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage (1)
5% or Greater Stockholders:
Estate of Edwin H. Wegman Co-executor Toby Wegman Co-executor Thomas L. Wegman 35 Wilbur Street Lynbrook, New York 11563	1,400,179(2)	21.3%
Jeffrey K. Vogel 1 Meadow Drive Lawrence, NY 11559	496,041(3)	7.6%
RA Capital Management, LLC RA Capital Biotech Fund, L.P. RA Capital Biotech Fund, II, L.P. Richard H. Aldrich Peter Kolchinsky	440,393(11)	6.7%
Apis Capital, LP Apis Capital (QP), LP Apis Capital Offshore, Ltd. Apis Global Deep Value, LP Apis Global Deep Value Offshore, Ltd. Apis Capital Advisors, LLC Steven A. Werber, Jr. Daniel J. Barker	296,805(12)	4.5%

Directors and Named Executive Officers
Thomas L. Wegman, President and Director 35 Wilbur Street Lynbrook, New York 11563	1,815,423(4)	27.7%

Dr. Paul Gitman, Director 35 Wilbur Street Lynbrook, New York 11563	199,175(5)	3.0%
Henry Morgan, Director 35 Wilbur Street Lynbrook, New York 11563	166,703(6)	2.5%
Michael Schamroth, Director 35 Wilbur Street Lynbrook, New York 11563	87,750(7)	1.3%
Toby Wegman, Director 35 Wilbur Street Lynbrook, New York 11563	1,417,679(8)	21.6%
Dr. Mark Wegman, Director 35 Wilbur Street Lynbrook, New York 11563	58,994(9)	0.9%
All Executive Officers and Directors as a Group (6 persons)	2,345,545(10)	35.7%

(1)	Based on 5,950,801 shares of our common stock outstanding as of July 23, 2008 pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(2)
Includes 1,400,178 shares of common stock owned by The S.J. Wegman Company, a partnership of which Edwin H. Wegman was the sole general partner. Upon his death on February 16, 2007, The S.J. Wegman Company was legally dissolved.  It is our understanding that the shares held in the name of SJW will be transferred to the Estate and subsequently to a trust of which Toby Wegman and Irwin Steiner will be the trustees.  The shares beneficially owned by the Estate are included in the number disclosed in this chart for Toby Wegman and Thomas L. Wegman, the co-executors of the Estate.  As disclosed in their respective footnotes, the shares owned by the Estate are indirectly held by each of the co-executors.

(3)
Includes (i) 200,729 shares of common stock held directly by Jeffrey K. Vogel, the sole shareholder and President of Bio Management Inc., which is the sole general partner of Bio Partners LP and (ii) 295,312 shares of common stock held directly by Bio Partners LP. The foregoing information is based solely on Jeffrey K. Vogel’s Section 16 filings with the SEC without independent verification.  Jeffrey K. Vogel has informed us that he is not required to aggregate shares of common stock that are held by each of his brother and father.  We take no position on his statement and whether or not such holdings should be aggregated for purposes of his Section 16 filings.

(4)
Includes (i) 364,300 shares subject to stock options that are currently exercisable or exercisable within 60 days of July 23, 2008, (ii) indirect ownership of 7,300 shares jointly held by Thomas L. Wegman’s wife and child and (iii) indirect ownership of 1,400,179 shares beneficially owned by the Estate of Edwin H. Wegman.  Excludes 50,000 options which are contingent and are currently not exercisable. Thomas L. Wegman is the son of Edwin H. Wegman, the brother of Dr. Mark Wegman and step-son to Toby Wegman. He is also the co-executor of the Estate of Edwin H. Wegman.

(5)
Includes (i) 143,175 shares subject to stock options that are currently exercisable or exercisable within 60 days of July 23, 2008 and (ii) indirect ownership of 7,500 shares held by Dr. Gitman's wife.

(6)	Includes 143,175 shares subject to stock options that are currently exercisable or exercisable within 60 days of July 23, 2008.

(7)	Includes 67,750 shares subject to stock options that are currently exercisable or exercisable within 60 days of July 23, 2008.

(8)
Includes (i) 17,500 shares subject to stock options that are currently exercisable or exercisable within 60 days of July 23, 2008 and (ii) indirect ownership of 1,400,179 shares beneficially owned by the Estate of Edwin H. Wegman.  Toby Wegman is the widow of Edwin H. Wegman and the stepmother of Dr. Mark Wegman and Thomas L. Wegman.  She is also the co-executor of the Estate of Edwin H. Wegman.

(9)
Includes (i) 17,500 shares subject to stock options that are currently exercisable or exercisable within 60 days of July 23, 2008 and (ii) 37,594 shares of common stock held jointly by Dr. Mark Wegman and his wife.

(10)
For purposes of clarification, the 1,400,179 shares owned by the Estate of Edwin H. Wegman (and indirectly owned by Toby Wegman and Thomas L. Wegman, the co-executors of the Estate) have only been counted one time in calculating the number of shares beneficially owned by all officers and directors.

(11)
Includes (i) 434,669 shares directly owned by RA Capital Biotech Fund, L.P. (“Fund I”) and (ii) 5,724 shares directly owned by RA Capital Biotech Fund II, L.P. (“Fund II”).  RA Capital Management, LLC, as the sole general partner of each of Fund I and Fund II, and Richard H. Aldrich and Peter Kolchinsky as the managers of RA Capital Management, LLC, are each deemed to beneficially own 440,393 shares.  The six reporting persons filed a joint statement on Schedule 13G in accordance with Rule 13d-1(k) under the Exchange Act on April 14, 2008.  The foregoing information is based solely on the reporting persons’ Schedule 13G filings with the SEC without independent verification.

(12)
Includes (i) 13,790 shares directly owned by Apis Capital, LP, a Delaware limited partnership (“Apis Capital”), (ii) 18,220 shares directly owned by Apis Capital (QP), LP, a Delaware limited partnership (“Apis QP”), (iii) 81,870 shares directly owned by Apis Capital Offshore, Ltd., a Cayman Islands exempted company (“Apis Offshore”), (iv) 60,944 shares directly owned by Apis Global Deep Value, LP, a Delaware limited partnership (“Apis Deep Value”), (v) 121,981 shares directly owned by Apis Global Deep Value Offshore, Ltd., a Cayman Islands exempted company (“Apis Deep Value Offshore”, and together with Apis Capital, Apis QP, Apis Offshore and Apis Deep Value, the “Funds”).  Apis Capital Advisors, LLC, a Delaware limited liability company (the “Investment Manager”), as the general partner and/or investment manager of the Funds, and Steven A. Werber, Jr. and Daniel J. Barker, as the Managing Members of the Investment Manager and the Portfolio Managers of the Funds share voting and dispositive power with respect to all of the shares directly owned by the Funds.  The eight reporting persons filed a joint statement on Schedule 13G in accordance with Rule 13d-1(k) under the Exchange Act on March 25, 2008.  The foregoing information is based solely on the reporting persons’ Schedule 13G filings with the SEC without independent verification.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company.  It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance.  Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports.

The Board is divided into three classes, each of which serves for a term of three years, with only one class of directors being elected in each year.  Each director holds office for the term for which elected as specified in the table below and until his or her successor shall be elected and shall qualify and be subject to such director’s earlier death, resignation or removal.  The term of office of the first class of directors, presently consisting of Thomas L. Wegman and Dr. Paul A. Gitman is scheduled to expire at the annual meeting for the year 2009; the term of office of the second class of directors, presently consisting of Henry Morgan and Michael Schamroth is scheduled to expire on the date of the annual meeting for the year 2010; and the third class of directors, consisting of Toby Wegman and Dr. Mark Wegman will expire at the 2008 Annual Meeting.

The individuals who have been nominated for election to the Board at the 2008 Annual Meeting are set forth below.

If, as a result of circumstances not now known or foreseen, any of the nominees are unavailable to serve as a nominee for the office of director at the time of the 2008 Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy.  Alternatively, the size of the Board may be reduced accordingly.  The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director.  The two (2) nominees for election as directors are uncontested.  In uncontested elections, directors are elected by majority of the votes cast at the meeting.  Shares which withhold votes or abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter.  Accordingly, withheld votes, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, positions with the Company and ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Toby Wegman	72	Director	June 25, 2007
Dr. Mark Wegman	58	Director	June 25, 2007

For information as to the shares of the Common Stock held by each of our nominees, see “Securities Ownership of Certain Beneficial Owners and Management,” above and for biographical summaries for each of our director nominees see “Directors and Executive Officers” above.

All directors will hold office for the terms indicated above under the heading “Proposal 1 Election of Directors” or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified.  There are no arrangements or understandings between the nominee, directors or executive officers and any other person pursuant to which our nominee, directors or executive officers have been selected for their respective positions.  Thomas L. Wegman, and Dr. Mark Wegman are brothers and Toby Wegman, their stepmother, is the widow of Edwin H. Wegman, the father of Thomas L. Wegman and Dr. Mark Wegman.

The Board met eight times during the calendar year ended December 31, 2007. All Board members were present, either in person or telephonically at all meetings.  Additionally, all Board members attended our 2007 Annual Meeting, held on October 24, 2007.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees and Meetings

Our Board currently has three standing committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. The members of each committee are appointed by our Board.  From time to time, the Board may establish other committees.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is comprised of our independent directors, Dr. Paul Gitman, Henry Morgan and Michael Schamroth. Dr. Paul Gitman serves as the Chairman of the Audit Committee. The Audit Committee is governed by an Audit Committee Charter, which was adopted by the Board on December 4, 2006 and was filed with the SEC on September 28, 2007 as an appendix to our Proxy Statement in connection with our 2007 annual meeting. The Audit Committee’s responsibilities include: selecting our independent registered public accounting firm, reviewing with the independent auditors firm the results of their audits, review with the independent accountants and management our financial reporting and operating controls and the scope of audits, reviewing our budgets and make recommendations concerning our financial reporting, accounting practices and policies and financial, accounting and operating controls and safeguards and reviewing matters relating to the relationship between the Company and our auditors, including the selection of and engagement fee for the independent registered public accounting firm.

Our Board has determined that it does not have a member of its Audit Committee that qualifies as an “audit committee financial expert” as defined under Exchange Act regulations. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our current circumstances.

The Audit Committee met six times during 2007.

Compensation Committee

The Compensation Committee is comprised of our independent directors, Michael Schamroth, Dr. Paul Gitman and Henry Morgan.  Henry Morgan serves as the Chairman of the Compensation Committee. The Compensation Committee is governed by a Compensation Committee Charter, which was adopted by the Board on December 4, 2006 The Compensation Committee’s responsibilities include: reviewing and recommending approval of the compensation of our executive officers, overseeing the evaluation of our executive officers, reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans, administering our stock option plans, and reviewing and making recommendations to the Board regarding director compensation.

The Compensation Committee met five times during 2007.

Nominating and Governance Committee

The Nominating and Corporate Governance Committee is comprised of our independent directors, Michael Schamroth, Dr. Paul Gitman and Henry Morgan.  Michael Schamroth serves as the Chairman of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is governed by a Nominating and Corporate Governance Committee Charter, which was adopted by the Board on April 7, 2008 and is attached hereto as Appendix A. The Nominating and Corporate Governance Committee’s responsibilities include: identifying individuals qualified to become Board members and to recommend to the Board the nominees for director at annual meetings of stockholders, recommending to the Board nominees for each Committee of the Board, developing and recommending to the Board corporate governance principles applicable to the Company and leading the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee may receive from stockholders and others recommendations for nominees for election to the Board, and recommend to the Board candidates for Board membership for consideration by the stockholders at the Annual Meeting of Stockholders and candidates for election to the board at intervals between Annual Meetings.  In recommending candidates to the Board, the Committee shall take into consideration the Board’s criteria for selecting new directors, including but not limited to integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to Board duties.

The Nominating and Corporate Governance Committee did not meet during 2007.

Family Relationships

Edwin H. Wegman, our former Chairman and CEO, was (i) the father of Thomas L. Wegman, a current director and our current President, (ii) the father of Dr. Mark Wegman, a current director nominated for reelection, and (iii) the husband of Toby Wegman, a current director.

Code of Business Conduct and Ethics

The Company’s Amended and Restated Code of Business Conduct and Ethics (“Code of Ethics”) applies to, among other persons, members of our Board, our officers, contractors, consultants and advisors.  A copy of our Code of Ethics is available on our website at www.biospecifics.com under “Investors—Corporate Governance.”  We intend to post on our website disclosures that are required by applicable law, SEC rules or OTCBB listing standards concerning any amendment to, or waiver from, our Code of Ethics.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee of our Board of Directors is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee operates pursuant to a written charter adopted by the Board. All members of the Audit Committee are non-employee directors but no member of the Audit Committee qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B.  Each member of the Audit Committee is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. Tabriztchi & Co., CPA, P.C., the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of Tabriztchi & Co., CPA, P.C. as of and for the year ended December 31, 2007 with the Company’s management and the independent registered public accounting firm. To ensure independence, the Audit Committee met separately with Tabriztchi & Co., CPA, P.C. and members of management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

Based on the reviews and discussions described above, the Audit Committee has recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

/s/ The Audit Committee

Dr. Paul Gitman
Henry Morgan
Michael Schamroth

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who beneficially own more than ten percent of our shares of common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4, and 5 furnished to us for the fiscal year ended December 31, 2007, we have determined as follows: Thomas L. Wegman was late in filing five transactions on Form 4, Dr. Paul Gitman, Michael Schamroth, Henry Morgan and Dr. Mark Wegman were each late in filing one transaction on Form 4, Toby Wegman was late in filing a Form 3 and three transactions on Form 4 and the Estate of Edwin H. Wegman was late in filing a Form 3 and two transactions on Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until the death of Edwin H. Wegman, our former Chairman and CEO, The S.J. Wegman Company, of which Edwin H. Wegman was the sole general partner, owned Wilbur Street Corporation (“WSC”), which has leased to us a building serving as a manufacturing facility and headquarters in Lynbrook, New York for over 30 years. The building also serves as our administrative headquarters. Edwin H. Wegman was the President of WSC and the sole general partner of The S.J. Wegman Company, a limited partnership. Upon his death on February 16, 2007, The S.J. Wegman Company was legally dissolved. His death had no effect on the legal existence of WSC.  It is our understanding that WSC is currently owned by the Estate and will be transferred to a trust.  Our President, Thomas L. Wegman, is the senior most officer of WSC.

In January 1998, WSC and the Company entered into a triple net lease agreement that provided for an annual rent starting at $125,000, which was to increase annually by the amount of annual increase in the consumer price index for the greater New York metropolitan region. The lease term was 7 years, expiring on January 31, 2005. Without Board approval, the lease was renewed (a related party transaction) in July 2005 for an additional 5 years, expiring on June 30, 2010. The extension of the lease may thus not be valid. The annual rent, effective February 2006, is $150,000 ($10 per square foot) per annum.  As part of the agreement to sell our collagenase topical business to DFB in March 2006, DFB agreed to sublease a part of our New York facility for a period of one year for an all inclusive monthly payment of $15,500, which sublease expired on March 2, 2007.  DFB extended its sublease until March 6, 2008 and paid $16,500 per month during this extended lease period.  In April 2008, DFB renewed its sublease until March 3, 2009 and will pay $19,000 per month during this renewal period.  DFB may terminate its obligations under the sublease upon 90 days written notice provided that such termination does not occur prior to September 1, 2008.  On July 29, 2008, DFB gave notice that it would terminate its sublease obligations on October 31, 2008 in accordance with the terms of the sublease agreement.

In January 2007, we entered into amended and restated demand promissory notes with each of Edwin H. Wegman and WSC reflecting the prior outstanding principal amounts of the loans and compounded interest, which became the obligation of Edwin H. Wegman’s estate upon his death on February 16, 2007.  As of December 31, 2007, the aggregate principal amounts, including compounded interest, owed to the Company by Edwin H. Wegman and WSC were $1,108,088 and $304,397, respectively.  The loans were in the form of demand promissory notes, bearing interest at a rate of 9% per annum.

The loans were secured by a pledge of 100% of the shares of the Company owned by The S.J. Wegman Company.  At December 31, 2007 the total number of shares pledged, 1,843,327, had a current market value of $3.80 per share.  Upon Edwin H. Wegman’s death on February 16, 2007, The S.J.

Wegman Company was legally dissolved.  The dissolution of The S.J. Wegman Company constituted an event of default under the above mentioned pledge agreement, which gave the Board the right to vote the pledged shares.  Notwithstanding the dissolution of The S.J. Wegman Company, upon the death of Edwin H. Wegman, the loan continued to be secured by The S.J. Wegman Company pledge.

In March 2007, in full repayment of the loan made by the Company to WSC, WSC offset $304,397 in back rent due from the Company in full repayment of the loan. On February 1, 2008, the demand promissory note was repaid in full by the Estate of Edwin H. Wegman.

Board Determination of Director Independence

Our securities are not listed on a national securities exchange but we use the standards of “independence” prescribed by rules set forth by the National Stock Market, Inc. (“Nasdaq”).  We have determined that our directors, Henry Morgan, Dr. Paul Gitman and Michael Schamroth, all three of who serve as the sole members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, qualify as “independent” under the Nasdaq rules but that our remaining three directors, Thomas L. Wegman, Toby Wegman and Dr. Mark Wegman, do not.  The Nasdaq rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the Company.  The Nasdaq independence definition includes a requirement that the Board also review the relationship of each independent director to the Company on a subjective basis. In accordance with that review, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Tabriztchi & Co., CPA, P.C. (“Tabriztchi”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.  Tabriztchi was  the Company’s independent registered public accounting for the fiscal years ending December 31, 2007 and 2006.

We are asking our stockholders to ratify the selection of Tabriztchi as our independent registered public accounting firm.  Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Tabriztchi to our stockholders for ratification as a matter of good corporate practice.  In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by Tabriztchi that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year.  Representatives of Tabriztchi will be available via teleconference during the 2008 Annual Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the 2007 Annual Meeting.

Independent Registered Public Accounting Firm’s Fees

The following is a summary of the fees billed to the Company by Tabriztchi & Co., CPA, P.C. for professional services rendered for the fiscal years ended December 31, 2007 and 2006, respectively:

	2007	2006

Audit fees(1)	$50,000	$60,651
Audit-related fees	0	0
Tax fees	0	0
All other fees(2)	73,375	0
__________

(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Consists of audit fees billed for professional services rendered by our principal accountants for the re-audit of our 2003 annual consolidated financial statements.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Board of Directors recommends a vote FOR ratification of the selection of Tabriztchi & Co., CPA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the 2008 Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy card in accordance with their judgment on such matters.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors.  Stockholders who wish to communicate with the Board may write to it at the Company’s address given above.  These communications will be received by Thomas L. Wegman, President of the Company, and will be presented to the Board.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

The Company intends to move the date of its 2009 annual meeting forward by more than 30 days from the date of the 2008 Annual Meeting.  The Company will disclose to its stockholders the 2009 annual meeting date and the deadline for stockholders to submit a proposal to be included in our proxy statement with respect to the 2009 annual meeting at a later time.

Pursuant to our bylaws, if our 2009 annual meeting of stockholders is not held on September 9, 2009, stockholders desiring to submit a proposal for action or nominate one or more persons for election as directors at the 2009 annual meeting must submit a notice of the proposal, including the information required by our bylaws to us not earlier than the 120th day prior to the 2009 annual meeting of stockholders and not later than the close of business on the later of (a) the 90th day prior to the 2009 annual meeting or (b) the fifth day following the date on which notice of the date of the 2009 annual meeting is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC and our bylaws will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

All such proposals and notices should be directed to the Thomas L. Wegman, our President, at 35 Wilbur Street, Lynbrook, New York 11563.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the 2008 Annual Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company.  Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

August 14, 2008	By Order of the Board of Directors

/s/ Thomas L. Wegman
Thomas L. Wegman, President

APPENDIX A

BIOSPECIFICS TECHNOLOGIES CORP.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

ADOPTED APRIL 7, 2008

Purposes of Committee

The purposes of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of BioSpecifics Technologies Corp. (the “Company”) are:  (1) to identify individuals qualified to become Board members, and to recommend to the Board, the nominees for Director at the next Annual Meeting of stockholders; (2) to recommend to the Board nominees for each committee of the Board; (3) to develop and recommend to the Board corporate governance principles applicable to the Company; and (4) to lead the Board in its annual review of the Board’s performance.

Committee Membership

The Committee shall have two or more members, each of whom satisfies the requirements for independence under applicable law and in accordance with the Marketplace Rules of NASDAQ.  Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its Chair.  The Committee shall meet at a time and place determined by the Board or the Committee Chair.  Additional meetings shall be held when deemed necessary or desirable by a majority of the Committee or its Chair.  The Committee will meet periodically in executive session without management present.

A majority of the Committee members currently holding office constitutes a quorum for the transaction of business.  The Committee may take action only upon the affirmative vote of a majority of the Committee members present at a duly held meeting.  The Committee may meet in person or telephonically, and may act by unanimous written consent.  The Committee may invite such members of management to its meetings as it may deem desirable or appropriate.

Committee Duties

The duties of the Committee are to:

1.
Receive from stockholders and others recommendations for nominees for election to the Board, and recommend to the Board candidates for Board membership for consideration by the stockholders at the Annual Meeting of Stockholders and candidates for election to the board at intervals between Annual Meetings.  In recommending candidates to the Board, the Committee shall take into consideration the Board’s criteria for selecting new directors, including but not limited to integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to Board duties.

2.	Recommend to the Board the committee structure of the Board and the composition and membership of such committees and the designation of the Chairman of each such committee.

3.
Review and make recommendations to the Board concerning the composition, organization and processes of the Board, including the function, size and membership, including qualification therefor, of Board committees; and policies relating to director tenure and retirement.

4.	Develop and recommend to the Board procedures for the performance evaluation of the Board and its committees.

5.	Review the corporate governance principles of the Company and recommend to the Board any proposed changes it may deem appropriate.

6.	Review and assess the adequacy of this Charter, and recommend any amendments it deems appropriate.

7.	Perform such other activities consistent with this Charter as the Committee deems necessary or appropriate.

Committee Reports

The Committee shall:

1.	Report to the Board on a regular basis on the activities of the Committee and make such recommendations with respect to the above matters as the Committee may deem necessary or appropriate.

2.	Annually assess the performance of the Committee with respect to the duties and responsibilities of the Committee as set forth in this Charter.

Resources and Authority of the Committee

The Committee shall have the resources and funding necessary or appropriate for the Committee to discharge its duties and responsibilities as set forth in this Charter and as required by law or regulation.  The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have the authority to approve the search firm’s fees and other retention terms.  The Committee shall also have the authority to retain, discharge and approve fees and other terms for advice and assistance from legal counsel and other independent experts or advisors.  The Committee may request any officer, director or employee of the Company or the Company’s outside search firm, consultants or advisors to attend a Committee meeting or meet with any Committee members.

2

BIOSPECIFICS TECHNOLOGIES CORP.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 9, 200

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated August 14, 2008, and hereby constitutes and appoints Thomas L. Wegman and Carl A. Valenstein, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders to be held on September 9, 2008, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below:	□

Toby Wegman – Third Class – Term expires at 2011 Annual Stockholders Meeting

Dr. Mark Wegman – Third Class – Term expires at 2011 Annual Stockholders Meeting

Withhold authority for the following:

□ Toby Wegman
□ Dr. Mark Wegman

2.	Approve the ratification of Tabriztchi & Co., CPA, P.C. as the Company’s accountant for fiscal year 2008.
FOR	□	AGAINST	□	ABSTAIN	□

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2008 Annual Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF TABRIZTCHI & CO., CPA, P.C., AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED AUGUST 14, 2008 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of 2008 Annual Meeting of Stockholders and the Proxy Statement dated August 14, 2008, and the 2007 Annual Report and 2008 Quarterly Reports to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name
Name (if joint)

Date _____________, 2008
Please sign your name exactly as it appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.  When signing as joint tenants, all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.  No postage is required if returned in the enclosed envelope.